UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2014 (March 20, 2014)

THE WET SEAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35634 (Commission File Number)	33-0415940 (IRS Employer Identification No.)
26972 Burbank Foothill Ranch, CA 92160 (Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:
(949) 699-3900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry Into a Material Definitive Agreement.

On March 20, 2014, The Wet Seal, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single institutional investor (the “Investor”), pursuant to which the Company will sell $27 million of convertible senior notes (the “Notes”) and warrants (the “Warrants”) to purchase up to 8,804,348 of the Company’s Class A common stock, par value $0.10 per share (the “Common Stock”).

The Purchase Agreement, form of Notes and form of Warrants are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively. The closing of the transactions contemplated by the Purchase Agreement, the Notes and the Warrants (the “Closing”) is expected to occur on March 26, 2014 (the “Closing Date”), subject to the satisfaction of certain customary closing conditions.

Description of the Notes

Maturity Date

Unless earlier converted or redeemed, the Notes will mature on the third anniversary of the Closing (“Maturity Date”), subject to the right of the investors to extend the date under certain circumstances.

Interest

The Notes bear interest at a rate of 6% per annum, subject to increase to 18% per annum upon the occurrence and continuance of an event of default (as described below).

Interest on the Notes is payable monthly, in shares of Common Stock, subject to the satisfaction of certain equity conditions, or, at the Company’s option, in cash. The number of shares of Common Stock to be paid as interest on the Notes shall be calculated using an interest conversion price equal to the lesser of (x) the then prevailing conversion price and (y) 90% of the lesser of the average of the volume weighted average price of the Common Stock for (1) the 10 consecutive trading days immediately before the interest payment date and (2) the trading day immediately before the interest payment date.

Conversion

All amounts due under the Notes are convertible at any time, in whole or in part, at the option of the holders into shares of Common Stock at a fixed conversion price, which is subject to adjustment for stock splits, combinations or similar events. The Notes are convertible into shares of Common Stock at the initial price of $1.84 per share.

Mandatory Amortization of Notes

The Company has agreed to make amortization payments with respect to the principal amount of the Notes in shares of Common Stock, subject to the satisfaction of certain equity conditions, using the same conversion price formula described above with respect to payments of interest, or, at the Company’s option, in cash, beginning on September 26, 2014 and every calendar month anniversary thereafter through and including the Maturity Date.

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On each of the first 6 installment dates (through the one-year anniversary of the Closing Date), the Company’s scheduled amortization payment will be an amount equal to $350,000 of Notes. For each of the subsequent 12 installment dates (through the two-year anniversary of the Closing Date), the Company’s scheduled amortization payment will be an amount equal to $1,000,000 of Notes. For each of the final 12 installment dates (through the three-year anniversary of the Closing Date), the Company’s scheduled amortization payment will be an amount equal to $1,075,000 of Notes.

Any holder of Notes may, at such holder’s option, defer all, or any part, of a scheduled amortization to a later amortization date or, subject to certain conditions, at any time from and after the thirteen month anniversary of the Closing Date, solely if the Company is making the scheduled amortization payment for such scheduled amortization date in shares of common stock, accelerate a limited amount of scheduled amortization payments.

Events of Default

The Notes contain standard and customary events of default including but not limited to: (i) failure to make payments when due under the Notes; (ii) bankruptcy or insolvency of the Company; and (iii) certain failures to comply with the requirements under the Registration Rights Agreement described below.

If there is an event of default, a holder of the Notes may require the Company to redeem all or any portion of the Notes (including all accrued and unpaid interest and all interest that would have accrued through the Maturity Date), in cash, at a price equal to the greater of: (i) 115% of the amount being redeemed, and (ii) the product of (A) 100% of the amount being redeemed, and (B) the quotient determined by dividing (x) the highest closing sale price of the Common Stock on any trading day during the period beginning on the date immediately before the event of default and ending on the date of redemption, by (z) the lowest conversion price in effect during such period.

Change of Control

In the event of transactions involving a change of control, the holder of a Note will have the right to require the Company to redeem all or any portion of the Note it holds (including all accrued and unpaid interest thereon), in cash, at a price equal to 115% of the amount of the Note being redeemed, subject to formula details specified in the Note.

19.99% Cap

The Company is prohibited from issuing shares of Common Stock pursuant to the Notes in excess of 19.99% of the issued and outstanding shares of Common Stock immediately prior to the transaction unless stockholder approval of such issuance of securities is obtained as required by applicable NASDAQ rules. In the event that the Company is prohibited from issuing any shares of Common Stock as a result of the stockholder approval limitation, the Company shall pay cash in lieu thereof to the holder.

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Limitations on Conversion and Issuance

A Note may not be converted and shares of Common Stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of Common Stock. At each holder’s option, the cap may be raised or lowered to any other percentage not in excess of 9.99%, except that any raise will only be effective upon 61-days’ prior notice to the Company.

Cash Subordination upon Proceeding or Redemption Event

Upon the occurrence (and during the continuance) of either (x) a voluntary or involuntary bankruptcy proceeding by the Company or any of its subsidiaries or (y) the acceleration of certain secured obligations of the Company under its Amended and Restated Credit Agreement by and between the Company and Bank of America, N.A., dated as of February 3, 2011, as amended (the “Senior Debt”), and the occurrence of an event of default or change of control redemption under the Notes, the holders of Notes shall not be permitted to be paid in cash until the Senior Debt has been paid in cash in full.

Description of the Warrants

The Warrants entitle the holders of the Warrants to purchase, in the aggregate, up to 8,804,348 shares of Common Stock. The Warrants will be exercisable beginning six months and one day after issuance through the fifth anniversary of such initial exercisability date.

The Warrants will be exercisable at an initial exercise price equal to $2.12 per share. The exercise price of the Warrants is subject to adjustment for stock splits, combinations or similar events. In addition, the exercise price is also subject to a “full ratchet” anti-dilution adjustment, subject to customary exceptions, in the event that the Company issues or is deemed to have issued securities at a price lower than the then applicable exercise price, subject to a floor on the exercise price of $1.76 per share.

The Warrants may be exercised for cash, provided that, if there is no effective registration statement available registering the exercise of the Warrants, the Warrants may be exercised on a cashless basis.

Limitations on Exercise

The Warrants may not be exercised if, after giving effect to the exercise, the holder of the Warrant together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of Common Stock. At a holder’s option, the cap applicable to the exercise of the Warrants may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to the Company.

Black Scholes Redemption Right

Upon the occurrence of change of control, a holder of a Warrant will have the right to require the Company to repurchase the holder’s Warrant for a purchase price in cash equal to the Black Scholes value (as calculated under the Warrants) of the then unexercised portion of the Warrant.

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Registration Rights Agreement

In connection with the Purchase Agreement, the Company intends to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor, the form of which is attached hereto as Exhibit 10.4, pursuant to which the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to register 135% of the maximum number of shares of Common Stock issuable pursuant to the Notes and 100% of the maximum number of shares of Common Stock issuable upon exercise of the Warrants. Pursuant to the Registration Rights Agreement, the Company is required to file the registration statement by May 10, 2014, to have such registration statement declared effective within 90 days of the Closing, and to maintain the effectiveness of such registration statement for so long as the Notes, Warrants or shares of Common Stock issued pursuant to the Notes or Warrants are held by the Investors or their permitted assignees. The Company may become responsible for certain payments if it fails to meet its obligations under the Registration Rights Agreement.

Subsidiary Guarantees

The Company’s wholly-owned subsidiaries, The Wet Seal Catalog Inc., The Wet Seal GC, LLC, and The Wet Seal Retail Inc., will guarantee all of the obligations of the Company with respect to the Investor under the Purchase Agreement, the Notes, the Warrants and the Registration Rights Agreement pursuant to a Guaranty, the form of which is attached hereto as Exhibit 10.5.

Lock-up Agreements

As a condition to the sale of the Notes and the Warrants, the Company’s directors and officers will enter into lock-up agreements pursuant to which they will agree not to sell, pledge, hypothecate or otherwise transfer their shares for a period of up to one year commencing on the date of the Closing, subject to certain exceptions.

The foregoing descriptions of the Purchase Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Guaranty and the Lock-Up Agreements, are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, and Exhibit 10.6, respectively, and are incorporated herein by reference.

The Company issued a press release announcing the foregoing transaction on March 20, 2014, a copy of which is attached hereto as Exhibit 99.1.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

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Item 3.02.          Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference. The Notes and the Warrants were offered and sold to an accredited investor pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. In connection with this transactions, the Company will pay a placement agent fee of 5.0% of the gross proceeds.

Item 8.01.          Other Events.

The Company issued a press release announcing the transaction set forth in Item 1.01. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement
10.2	Form of Senior Convertible Note
10.3	Form of Warrant
10.4	Form of Registration Rights Agreement
10.5	Form of Guaranty
10.6	Form of Lock-Up Agreement
99.1	Press Release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2014	THE WET SEAL, INC.

	By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

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Exhibit No.	Description
10.1	Securities Purchase Agreement
10.2	Form of Senior Convertible Note
10.3	Form of Warrant
10.4	Form of Registration Rights Agreement
10.5	Form of Guaranty
10.6	Form of Lock-Up Agreement
99.1	Press Release